CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is dated as of April 12, 2013 and effective as of April 13, 2013 by and between Stereotaxis, Inc., a Delaware company (hereinafter "Company") with offices at 4320 Forest Park Ave, Suite 100, St. Louis, MO, 63108, USA, and Michael P. Kaminski, an individual (hereinafter "Consultant").

WHEREAS, Consultant currently serves as President and Chief Executive Officer of the Company pursuant to an At-Will Employment Agreement dated April 17, 2002, as amended by a First Amendment to Employment Agreement dated May 29, 2008, a Corrected Second Amendment to Employment Agreement dated August 6, 2009 and an Amendment to Executive Employment Agreement dated October 1, 2011 (the "Employment Agreement");

WHEREAS, Consultant has provided notice of his intent to resign from his positions of President and Chief Executive Officer of the Company (the "Resignation") effective April 12, 2013 (the "Resignation Date");

WHEREAS, Consultant has experience in the business and operations of the Company and the Company wishes to retain Consultant in a consulting capacity and Consultant desires to perform such consulting services; and

WHEREAS, the Company has developed and acquired substantial information and expertise in the fields of remote, computer-controlled or assisted navigation and delivery of interventional disposable devices, with or without the use of magnetic devices or systems, and related interventional workstations, used in or with interventional medical procedures, and intervention lab integrated display, control, recording and networking products and services. Prior to the Resignation, the Company disclosed such information and other information concerning the Company, and will continued to disclose such information and other information concerning the Company to Consultant as Company deems appropriate to assist Consultant in performing the duties outlined in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1. Services.

    Consultant shall provide the Company with consulting and advisory services from time to time, as specifically requested by the Company and mutually agreed to by Consultant (the "Services"). Consultant shall provide consultation over the telephone, in person at Consultant's home or office, or through written correspondence on a reasonable, mutually agreed upon schedule. It is anticipated the services will include advising on strategic projects and initiatives and maintenance of relationships with key business partners of the Company where there is a pre-existing relationship with Consultant based on his previous service with the Company.
    In performing Services for the Company, Consultant shall comply, to the best of his knowledge, with all business conduct, regulatory and health and safety guidelines established by the Company or any governmental authority with respect to the Company business. Consultant will provide Services in a competent and professional manner consistent with industry standards, including exercising good judgment. Consultant is and will remain free from any commitments that would create a conflict of interest or distraction in any way affecting Consultant's completion of Services under this Agreement.

2. Consideration.

    In consideration for the Services provided by Consultant under Section 1 hereof, Consultant will be compensated as follows:

    (i) notwithstanding the Resignation, 40,000 of the 80,000 shares of Consultant's restricted stock granted as of August 21, 2012 ("Restricted Stock Award") will continue to vest during the Term in accordance with the schedule set forth in the applicable grant documentation. Therefore, on August 13, 2013, if this Agreement has not been terminated prior thereto, Consultant shall vest in 25% (or 20,000 shares) of such restricted stock, and on August 13, 2014, if this Agreement has not been terminated prior thereto, Consultant shall vest in an additional 25% (or 20,000 shares) of such restricted stock. All other equity award agreements, including but not limited to, unexercised stock options or stock appreciation rights, performance shares or units or other types of awards based on the equity of the Company granted to Consultant during his employment with the Company shall be cancelled as of the date of this Agreement. Consultant shall not be entitled to continue to vest in such agreements or otherwise have or exercise any rights with respect to such agreements. Therefore, upon execution of the this Agreement, the only equity-based award under which Consultant shall have any rights shall be the Restricted Stock Award, as defined above. In the event of a "Change of Control" of the Company prior to the end of the Term (or earlier termination of this Agreement pursuant to Section 3(b) as the result of a material breach by Consultant), shares covered by the Restricted Stock Agreement that would have vested during the Term shall immediately vest. The previous sentence supersedes any inconsistent provisions in the Restricted Stock Award agreement, and constitutes an amendment to such award.

    Notwithstanding the definition of "change of control" or any similar concept in the Employment Agreement or any applicable grant documentation, "Change of Control" shall mean the occurrence of one or more of the following:

    (A) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 35% or more of either the then-outstanding shares of common stock of the Company or the combined power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors;

    (B) Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

    (C) The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

    Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred with respect to any benefit that (i) provides "non-qualified deferred compensation" within the meaning of Code Section 409A; and (ii) settles upon a Change of Control, unless such foregoing event constitutes a "change in ownership" of the Company, a "change in effective control" of the Company, or a "change in the ownership of a substantial portion of the assets" of the Company in each case, as defined under Code Section 409A. For purposes of this Agreement, where a Change of Control results from a series of related transactions, the Change of Control shall be deemed to have occurred on the date of the consummation of the first such transaction.

    (ii) Consultant shall remain eligible to receive a bonus for the first quarter of 2013 under the Company's Management Bonus Plan to the extent (A) performance criteria for such quarter are met under the Management Bonus Plan or (B) bonuses with respect to the first quarter under the Management Bonus Plan are otherwise paid to other senior executives of the Company at the discretion of the Company's Compensation Committee. Consultant will not be eligible to receive a bonus in respect of any period under the Management Bonus Plan after the first quarter of 2013.

    (iii) Consultant shall continue to be covered during the Term (or until the earlier termination of this Agreement) on the Company's existing directors' and officers' liability insurance policy.

    (iv) Consultant shall have continued use of the cell phone, personal computer and iPad supplied by the Company (or equivalent replacements thereof) during the Term (or until the earlier termination of this Agreement).

    (v) Company agrees to reimburse Consultant for out-of-pocket expenses directly related to the Services and travel and related expenses actually incurred by Consultant and pre-approved by the Company.

    Consultant shall submit invoices to the Company at the end of each month for all reimbursable expenses and include documentation for such expenses. If Consultant travels in the performance of Services, Consultant shall comply with the Company's travel guidelines and policies. The Company shall remit payment for Consultant's invoices within thirty (30) days after submission by Consultant and approval by Company.

3. Term and Termination.

    This Agreement shall commence on April 13, 2013 and shall terminate on October 13, 2014 (the "Term").

    In the event that either party hereto shall commit a material breach with respect to the performance of any of its obligations hereunder and if such breach shall not be remedied within thirty (30) days after written notice of such breach by the nonbreaching party to the breaching party, then the nonbreaching party may, but shall not be obligated to, terminate this Agreement immediately upon further notice. Any termination hereof shall not waive any legal or equitable remedy available to the nonbreaching party against the breaching party by reason of such breach.

    Upon the termination or expiration of this Agreement, neither Party shall have any further obligations under this Agreement, except that (i) the provisions of Sections 5, 7, 8 and 10 shall survive termination or expiration of this Agreement for an unlimited period of time; (ii) the provisions of Section 6 shall survive the termination or expiration of this Agreement for the period set forth therein; and (iii) the provisions of Section 2(a)(i) shall survive until the end of the Term (unless this Agreement was terminated earlier pursuant to Section 3(b) as the result of a material breach by Consultant, in which case such Section 2(a)(i) shall be immediately deemed void and of no further force and effect). Upon termination or upon the Company's request, Consultant shall return immediately to the Company all property belonging to the Company.

4. Disclosure of Information. Consultant shall disclose to the Company only such information as Consultant is legally free to disclose and agrees that the Company shall have the right forever to freely use any and all information disclosed by Consultant to the Company without any compensation other than the consideration provided for in Section 2.

5. Consultant Discoveries. Consultant will promptly and fully disclose to the Company any inventions and discoveries, whether or not patentable, conceived, developed, or first reduced to practice by Consultant or anyone working on his behalf, either alone or jointly with others, while performing Services pursuant to this Agreement (the "Consultant Discoveries"). Consultant agrees to, and hereby does, assign to the Company all of his right, title, and interest in and to any such Consultant Discoveries. Consultant agrees to take such actions and execute such documents as reasonably required by Company to secure and enforce Company's rights in Consultant Discoveries, including the documents required for Company to apply for, obtain, and enforce patents or copyrights in any and all countries on such Consultant Discoveries. Consultant hereby irrevocably designates the Secretary of the Company as his agent and attorney-in-fact to execute and file any such document and to do all lawful acts necessary to apply for and obtain patents and copyrights, and to enforce the Company's rights under this paragraph. This Section 5 will survive the termination of this Agreement with respect to Consultant Discoveries. Without limiting the foregoing, the Company shall have the exclusive right to use and exploit economically, to divulge, to publish, to record, to translate, to distribute and modify all the papers, publications and any other document or information relating to Consultant Discoveries. The documents, papers, and other information (including such Consultant Discoveries) shall not be transferred, communicated to third parties, divulged or published for any reason without the Company's prior written consent.

6. Restrictive Covenants. Notwithstanding the Resignation, Consultant shall continue to be bound by the restrictive covenants set forth in the Employment Agreement (for clarification, those restrictive covenants set forth in Section 2 of the Corrected Second Amendment to Employment Agreement dated August 6, 2009, relating, among other things, to confidential information, non-competition, non-disparagement, conflicts of interest, notification of prospective or subsequent employers and related to inventions and patents) ("Restrictive Covenants"), as if Consultant were continuing as an employee of the Company. Upon termination of this Agreement, Consultant shall continue to be bound by such Restrictive Covenants for such additional period of time as is set forth in the Employment Agreement with respect to a termination of employment. For avoidance of any doubt, the Restrictive Covenants include the following:

a) Definitions.

(i) "Business" shall mean and include the development, manufacture and sale of equipment, software, devices, and methods in the field of remote, computer-controlled or computer-aided navigation and delivery of interventional disposable devices, for endovascular applications (including electrophysiology and interventional cardiology), and within the peripheral vasculature in cardiology applications, with or without the use of magnetic devices or systems, and related interventional workstations and networks, used in or with interventional medical procedures, and related areas of research and business development being currently implemented by the Company, all as presented from time to time to the Stereotaxis Board of Directors.

(ii) "Related Parties" shall mean and include (a) any and all of the customers served by the Company or any of the Company's personnel or distributors or agents or at any time during the final two years of Consultant's employment or consulting with the Company, (b) material investors whom Consultant contacted or met or corresponded with concerning an investment in or loan to the Company during his final two years of employment or consulting with the Company, (c) companies or entities or their representatives with respect to which he prepared and submitted materials to the Board of Directors for the purpose of pursuing a collaboration or alliance and associated Confidential Information at any time during his final two years of employment or consulting with the Company, (d) prospective new customers, investors or collaborators which become affiliated with the Company during the term of Consultant's employment or consulting with the Company.

(iii) "Restricted Period" shall mean the period of Consultant's employment with the Company and the term of this Agreement plus two (2) years immediately following the date of termination of this Agreement for any reason.

(iv) "Territory" shall mean the geographic regions for which Consultant had or has executive, managerial, supervisory, sales, marketing and/or other responsibilities at any time during his employment or consulting with the Company, which Consultant acknowledges is worldwide.

b) Confidentiality.

(i) Consultant agrees to keep secret and confidential, and not to use or disclose to any third parties, including but not limited to Related Parties, except as required for the performance of his responsibilities on behalf of the Company any confidential or proprietary information, including but not limited to intellectual property, systems, programs, analyses, and/or other information of Company acquired during the course or as a result of employment or consulting with Company (collectively, "Confidential Information"). Excluded from the scope and definition of Confidential Information is information made generally available to the public in any manner other than a breach of this Paragraph (b) by Consultant, and information required to be disclosed by Consultant pursuant to process of law. In that regard and in recognition that due to the nature and duration of his employment by the Company the use and disclosure of Confidential Information would inevitably result from his involvement with or engagement by the Company's competitors or Related Parties in connection with Business as defined herein, Consultant agrees that the covenants relating to non-competition in Paragraph (c) hereinbelow are appropriate and fair and necessary to the protection of Confidential Information hereunder.

(ii) All notes, records, correspondence, data, hardware, software, documents or the like obtained by or provided to Company regarding the Business, or otherwise made, produced, or compiled during the course or as a result of Consultant's employment or consulting with Company which contain Confidential Information, regardless of the type of medium that such is preserved in, are the sole and exclusive property of Company, and shall be surrendered to Company upon termination of this Agreement for any reason.

(iii) Based on the information available to Consultant in his current position, he covenants that he has not disclosed, and will not disclose any information, whether confidential, proprietary, or otherwise, which he is not legally free to disclose. Consultant agrees to adhere to these commitments now and in the future and further, agrees that during the Restricted Period, Company may contact him and request his cooperation and consultation in securing data or information about which he may have particular knowledge, and he agrees to fully and confidentially cooperate in any such consultations.

c) Non-Competition; Restrictive Covenants.

(i) Consultant hereby acknowledges and agrees that (a) the Company competes globally for and has relationships with customers, collaborators, employees, distributors, agents, and investors throughout the world; and has spent substantial time, money and effort over the years in developing and solidifying its relationships with Related Parties and protecting its Confidential Information and goodwill, (b) long-term customer and investor relationships and collaborations with other companies can be difficult to develop and require a significant investment of time, effort and expense, (c) the Company compensates its employees to, among other things, develop and preserve goodwill, loyalty and contacts among Related Parties, as well as Confidential Information, for and on behalf of the Company, (d) the Company, in all fairness, needs certain protection in order to ensure that there is no disclosure, misappropriation or misuse of any Confidential Information, which would cause injury or disruption to or interference with the operation of the Company Business, (e) the Company is hereby agreeing to Consultant based upon his assurances and promises contained herein not to misuse or divert the Company's Confidential Information, and (f) because of his role in the Company, any interactions concerning the Business that he has with competitors or Related Parties after termination of this Agreement may result in the disclosure of Confidential Information or may affect the Company's relationships with competitors or Related Parties.

(ii) In consideration of the foregoing, as well as the Company's entering into this Agreement and making the payments and granting the other benefits herein, except as required for the performance of his responsibilities on behalf of the Company, Consultant shall not during the Restricted Period, directly or indirectly, on his behalf or for or on behalf of any other person, firm, corporation or entity:

(A) provide consultative services with or without pay, own, manage, operate, join, control, participate in, or be connected as a stockholder, general partner, officer, director, agent, consultant, independent contractor, or otherwise with, any business, individual, partner, firm, corporation, or other entity which is then in competition with the Company or engaged in Business, including without limitation to the generality of the foregoing, those firms listed on Attachment A to the Employment Agreement or the divisions, departments, or affiliates engaged in the Business within those firms listed on Attachment B to the Employment Agreement,

(B) provide any executive, managerial, supervisory, sales, marketing, research, or customer-related services to assist any competitor in competing, directly or indirectly, against the Company with respect to Business, in the Territory;

(C) obtain or use Confidential Information and/or to divert goodwill generated and/or developed for or on behalf of the Company;

(D) solicit, divert, or take away, or attempt to solicit, divert or take away, from the Company the business of any customers for the purpose of selling or providing to or servicing for any such customer any product or service which is part of the Business;

(E) knowingly to cause or attempt to cause any customer of Company to terminate or reduce their existing relationships with the Company; or

(F) knowingly to solicit, induce, or hire, or attempt to solicit, induce, or hire, any employee, consultant, or distributor of the Company to leave the employ of the Company and/or to work for any competitor of the Company.

d) Nondisparagement. Consultant and the Company agree that neither party will in any way disparage the other party including current or former officers, directors and employees of the Company, and neither party will, at any time, make or solicit any comments, statements or the like to the media or to others, including their agents or representatives, that may be considered to be derogatory or detrimental to the good name or business reputation of either party.

e) Acknowledgements Regarding Restrictions.

(i) The Company agrees the restrictions herein shall apply only to prevent Consultant from making contacts and providing services relating to the Business, and/or regarding which he has Confidential Information at any time, except as required for the performance of his responsibilities on behalf of the Company. Consultant agrees that the restrictions herein, both separately and in total, are reasonable and enforceable in view of, among other things, (A) the Company's legitimate interests in protecting Confidential Information, goodwill and relationships with Related Parties, (B) the narrow range of the activities prohibited, (C) the Confidential Information to which Consultant has had and will have access, which Consultant agrees has a useful competitive life of more than two years, and (D) Consultant's background, which is such that the restrictions should not impose any undue hardship on Consultant.

(ii) None of these restrictions is intended to prevent Consultant from owning up to one percent (1%) of the publicly traded stock of any company, or after termination of this Agreement, providing services to or being employed by firms such as those listed on Attachment B to the Employment Agreement in divisions, departments, or affiliates within those firms not engaged in Business, so long as the restrictions above, or any of his duties or obligations under the Confidentiality or Non-Competition provisions of this Agreement are not violated thereby.

(iii) In the event of a breach or threatened breach of any of his duties or obligations under the Confidentiality or Non-Competition provisions hereof, the Company shall be entitled, in addition to any other legal or equitable remedies it may have in connection therewith (including any right to damages that it may suffer), to temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach. Consultant hereby expressly acknowledges that the harm which might result to the Company as a result of any noncompliance with any of these provisions would be largely irreparable. Consultant specifically agrees that if there is a question as to the enforceability of any of the restrictions herein he will not engage in any conduct inconsistent with or contrary to such provision during the Restricted Period unless and until the question has been resolved by a court of competent jurisdiction in a manner that would permit such conduct.

(iv) Company's failure to enforce at any time any of the provisions of this Agreement or to require at any time performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

(v) If any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law in any jurisdiction, the validity or enforceability of the remaining provisions thereof shall be unaffected as to such jurisdiction and such adjudication shall not affect the validity or enforceability of such provisions in any other jurisdiction. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void, but rather shall be limited only to the extent required by applicable law and enforced as to limited. The parties expressly acknowledge and agree that this Section is reasonable in view of the parties' respective interests.

(f) Conflict of Interest. Consultant shall take no action or obtain any direct or indirect interests in or relationships with any organization that might affect the objectivity and independence of his judgment or conduct in carrying out duties and responsibilities to Company under this Agreement. Any such actions or interests which may even create the appearance of a conflict of interest shall be promptly brought to the attention of Company.

(g) Notification of Prospective or Subsequent Employers. Consultant agrees to notify any prospective employer of the existence and terms of this Agreement, prior to acceptance of employment outside of the Company. Company may inform any person or entity subsequently employing Consultant, or evidencing an intention to employ him, of the nature of the information Company asserts to be Confidential Information, and may inform that person or entity of the existence of this Agreement, the terms hereof, and provide to that person or entity a copy of this Agreement.

(h) Inventions and Patents. Consultant agrees that he will promptly, from time to time, fully inform and disclose to Company all inventions, designs, improvements, and discoveries which he now have or may discover during the term of this Agreement which pertain or relate to the Business of Company or to any experimental work carried on by Company, whether conceived by him alone or with others and whether or not conceived during regular working hours. All such inventions, designs, improvements, and discoveries shall be the exclusive property of Company. Consultant shall assist Company at Company's sole expense, to obtain patents on all such inventions, designs, improvements, and discoveries deemed patentable by Company, and shall execute all documents and do all things necessary to obtain patents, vest Company with full and exclusive title thereto, and protect the same against infringement by others. Consultant shall be entitled to no additional compensation for any and all inventions or designs made during the course of this Agreement.

7. Publication. Consultant shall not publish or orally disclose results of Consultant's work performed pursuant to the Agreement except with the prior written consent of Company, provided that Consultant may make all requisite disclosures to regulatory authorities, subject to Section 6.

8. Use of Name. Consultant agrees not to use the name of the Company for any commercial purpose.

9. Notices. Any notice provided under this Agreement shall be in writing and shall be deemed to have been effectively given (i) upon receipt when delivered personally, (ii) one (1) day after sending when sent by private express mail service (such as Federal Express), or (iii) five (5) days after sending when sent by regular mail to the following address:

In the case of the Company:

Stereotaxis, Inc.

4320 Forest Park Avenue, Ste 100

St. Louis, Missouri 63108

Attention: General Counsel

In the case of Consultant:

Michael P. Kaminski

[Address on file with the Company]

or to such other address as may have been designated by the Company or Consultant by notice to the other given as provided herein.

10. Independent Contractor: Withholding. Consultant will at all times be an independent contractor, and as such will not have authority to bind the Company or any company affiliated with the Company. Consultant will not act as an agent nor shall he be deemed to be an employee of the Company for any purpose including, but not limited to, any employee benefit program, unemployment benefits, or otherwise. Consultant recognizes that no amount will be withheld from his compensation for payment of any federal, state or local taxes and that Consultant has sole responsibility to pay such taxes, if any, and file such returns as shall be required by applicable laws and regulations. Consultant shall not enter into any agreements or incur any obligations on behalf of the Company. Consultant shall provide the Services under the general direction of the Company, but Consultant shall determine, in his sole discretion, the manner and means by which the Services are accomplished. The Company will not be bound by Consultant's acts or conduct.

11. Assignment. Due to the personal nature of the Services to be rendered by Consultant, Consultant may not assign this Agreement. The Company may assign all rights and liabilities under this Agreement to a subsidiary or an affiliate or to a successor to all or a substantial part of its business and assets without the consent of Consultant. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective parties.

12. Severability. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and the remaining provisions shall continue in full force and effect.

13. Remedies. Consultant acknowledges that the Company would have no adequate remedy at law to enforce Sections 5, 6 and 8 hereof. In the event of a violation by Consultant of such Sections, the Company shall have the right to obtain injunctive or other similar relief, as well as any other relevant damages, without the requirements of posting bond or other similar measures.

    Governing Law and Venue. This Agreement shall be interpreted, and the rights of the parties determined in accordance with the substantive laws of the state of Missouri, without regard to conflicts of laws principles. If any action is brought to enforce or interpret this Agreement, exclusive venue for such action shall be in the courts of the state of Missouri located in St. Louis County or the courts of the United States for the Eastern District of Missouri.
    Entire Agreement: Amendment. This Agreement sets forth the entire understanding of the parties with respect to the subject matter herein, supersedes all prior agreements between the parties (except with respect to certain provisions of the Employment Agreement and any equity grant documentation that are intended to continue pursuant to the express terms hereof), and may only be amended in writing, specifically referencing this Agreement and signed by both Company and Consultant.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

STEREOTAXIS, INC.

BY: /s/ David Giffin

Name: David Giffin

Title: VP, HR

DATED: April 12, 2013

Consultant:

SIGNED: /s/ Michael P. Kaminski

Michael P. Kaminski

DATED: 4 - 12 - 13